UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 17, 2026

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin St.
Elkhart,	Indiana	46516	(574)	294-7511
(Address of Principal Executive Offices)		(Zip Code)	Registrant's Telephone Number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
On April 17, 2026, Patrick Industries, Inc. (NASDAQ: PATK) ("Patrick" or the "Company"), issued a press release confirming that it is in discussions with LCI Industries (NYSE: LCII) regarding a potential merger of equals.
There can be no assurance that any transaction will result from these discussions or on what terms or structure any transaction may occur.
The Company does not intend to make additional comments regarding these discussions unless and until a formal agreement has been reached or discussions have been terminated.
A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 99.1 - Press Release issued April 17, 2026
Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: April 22, 2026	By:	/s/ Matthew S. Filer
Matthew S. Filer
Executive Vice President - Finance, Chief Financial Officer, and Treasurer